                                                                    EXHIBIT 99.1


[ALPHA TECHNOLOGIES LOGO]                            INVESTOR CONTACT:
                                                     Neil Berkman Associates
                                                     (310) 277-5162
                                                     info@BerkmanAssociates.com

                                                     COMPANY CONTACT:
FOR IMMEDIATE RELEASE                                Jim Polakiewicz
                                                     Chief Financial Officer
                                                     (603) 635-5160


                            ALPHA TECHNOLOGIES GROUP
                          REPORTS 19% REVENUE INCREASE
                      FOR THE SECOND QUARTER OF FISCAL 2004

      LOS ANGELES, CALIFORNIA, June 2, 2004 -- ALPHA TECHNOLOGIES GROUP, INC. (NASDAQ:ATGI) today reported that revenue for the three months ended April 25, 2004 increased 19% to $14,523,000 from $12,209,000 in the second quarter of fiscal 2003. Operating income increased to $204,000, compared to an operating loss of $75,000 for the second quarter a year ago. The Company reported a loss before taxes of $249,000, or $0.04 per share, compared to a loss before taxes of $583,000, or $0.08 per share, in the same quarter last year.

      For the six months ended April 25, 2004, revenue increased 12% to $26,435,000 from $23,630,000 for the same period of fiscal 2003. Operating income was $107,000 for the first half of fiscal 2004, compared to an operating loss of $342,000 for the same period a year ago. The pretax loss for this year's first half was $827,000, or $0.12 per share. This compares to a pretax loss of $1,368,000, or $0.19 per share, for the first six months of fiscal 2003.

      CEO Larry Butler said, "We are encouraged by the increase in revenue and the improvement in operating income for the second consecutive quarter. New orders also increased, as we worked hard to take advantage of the strengthening economic environment. Coupled with our continued focus on cost control, we have the opportunity for further improvement in our financial performance in the future."

NON-GAAP FINANCIAL MEASURES

      Cash flow for the second quarter of fiscal 2004, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), was approximately $955,000. This compares to EBITDA of approximately $752,000 for the same period a year earlier.

      The following table reconciles GAAP to non-GAAP financial measures:

             RECONCILIATION FROM GAAP TO NON GAAP FINANCIAL MEASURES
                                 (In Thousands)


                                           Three Months Ended              Six Months Ended
                                        April 25,       April 27,       April 25,       April 27,
                                           2004            2003            2004            2003
                                           ----            ----            ----            ----
Net Loss                                $  (249)        $  (348)        $  (827)        $  (821)
Add (deduct):
   Depreciation and amortization            708             826           1,430           1,697
   Interest expense                         454             509             937           1,031
   Credit for income taxes                 --              (235)           --              (547)
   Other                                     42            --                42            --
                                        -------         -------         -------         -------
EBITDA                                  $   955         $   752         $ 1,582         $ 1,360
                                        =======         =======         =======         =======


                                     (more)

ALPHA TECHNOLOGIES GROUP REPORTS FISCAL 2004 SECOND QUARTER RESULTS
June 2, 2004
Page Two

      We have included the discussion of EBITDA in this press release as a "non-GAAP financial measure," which is a measure of our historical performance that is different from measures calculated and presented in accordance with GAAP. We believe EBITDA is useful for evaluating our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management, as well as the Company's lenders, uses EBITDA as one measure in determining the performance of the Company.

CONFERENCE CALL

      Alpha has scheduled a conference call today at 11:00 a.m. ET. A simultaneous WebCast may be accessed from the News link at www.ALPHAtgi.com. A replay will be available after 1:00 p.m. ET at this same internet address. For a telephone replay, dial (800) 633-8284, reservation #21196680 after 1:00 p.m. ET.

ABOUT ALPHA TECHNOLOGIES GROUP

      Alpha Technologies Group (www.ALPHAtgi.com), Inc. is engaged in the manufacture, fabrication and sale of thermal management and non-thermal fabricated products and aluminum extrusions. The Company is one of the leading manufacturers of thermal management products in the United States. Thermal management products, principally heat sinks, dissipate unwanted heat generated by electronic components. The Company's thermal management products serve the automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace, defense, microprocessor, and computer industries. The Company also sells non-thermal fabricated products and aluminum extrusions to various industries including the construction, sporting goods and other leisure activity markets.

FORWARD-LOOKING STATEMENTS

      This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, compliance with covenants in the Company's loan documents, ability to meet principal payments under those loan documents and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances which may take place after the date of this release.


                               (tables attached)

                 ALPHA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                     Three Months Ended                 Six Months Ended
                                                ---------------------------       ---------------------------
                                                 April 25,        April 27,        April 25,        April 27,
                                                    2004             2003             2004             2003
                                                --------         --------         --------         --------
SALES                                           $ 14,523         $ 12,209         $ 26,435         $ 23,630
COST OF SALES                                     12,628           10,727           23,255           20,960
                                                --------         --------         --------         --------
     Gross profit                                  1,895            1,482            3,180            2,670
                                                --------         --------         --------         --------

OPERATING EXPENSES
     Research and development                        123              102              226              195
     Selling, general and administrative           1,568            1,455            2,847            2,817
                                                --------         --------         --------         --------
          Total operating expenses                 1,691            1,557            3,073            3,012
                                                --------         --------         --------         --------

OPERATING (LOSS) INCOME                              204              (75)             107             (342)

INTEREST EXPENSE                                    (454)            (509)            (937)          (1,031)

OTHER INCOME, net                                      1                1                3                5
                                                --------         --------         --------         --------

LOSS BEFORE BENEFIT FOR INCOME TAXES                (249)            (583)            (827)          (1,368)

BENEFIT  FOR INCOME TAXES                           --               (235)            --               (547)
                                                --------         --------         --------         --------

NET LOSS                                        $   (249)        $   (348)        $   (827)        $   (821)
                                                ========         ========         ========         ========

LOSS PER COMMON SHARE:
     BASIC and DILUTED                          $  (0.04)        $  (0.05)        $  (0.12)        $  (0.12)
                                                ========         ========         ========         ========

WEIGHTED AVERAGE NUMBER OF COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING:
     BASIC and DILUTED                             7,110            7,110            7,110            7,110

                         ALPHA TECHNOLOGIES GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In Thousands, Except Share-Related Data)

                                                                               April 25,       October 26,
                                                                                 2004             2003
                                                                              --------         --------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                $    645         $  1,677
     Accounts receivable, net                                                    7,601            5,745
     Inventories, net                                                            7,141            6,553
     Prepaid expenses                                                            1,259            1,364
                                                                              --------         --------
          Total current assets                                                  16,646           15,339

PROPERTY AND EQUIPMENT, net                                                     10,811           12,103
DEFERRED INCOME TAXES                                                            9,995           10,046
OTHER ASSETS, net                                                                  558              807
                                                                              --------         --------
                    TOTAL ASSETS                                              $ 38,010         $ 38,295
                                                                              ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                                         $  3,722         $  3,486
     Accrued compensation and related benefits                                     676              612
     Other accrued expenses                                                        496              716
     Current portion of long-term debt                                           8,200            1,000
                                                                              --------         --------
          Total current liabilities                                             13,094            5,814

REVOLVING CREDIT FACILITY                                                         --              3,200
LONG-TERM DEBT, Net of current portion                                          14,550           18,150
OTHER LONG-TERM LIABILITIES                                                        454              470
                                                                              --------         --------
                    TOTAL LIABILITIES                                           28,098           27,634
                                                                              --------         --------

STOCKHOLDERS' EQUITY:
     Preferred stock, $100 par value; 180,000 shares
        authorized; no shares issued or outstanding                               --               --
     Common stock, $.03 par value; 17,000,000 shares authorized;
        8,529,826 shares issued at April 25, 2004 and October 26, 2003             256              256
     Additional paid-in capital                                                 47,504           47,504
     Accumulated deficit                                                       (31,954)         (31,128)
     Accumulated other comprehensive (loss)                                       --                (77)
     Treasury stock, at cost (1,419,490 common shares
         at April 25, 2004 and October 26, 2003)                                (5,894)          (5,894)
                                                                              --------         --------
                    TOTAL STOCKHOLDERS' EQUITY                                   9,912           10,661
                                                                              --------         --------
                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 38,010         $ 38,295
                                                                              ========         ========